Exhibit 4-B-35







                             METROPOLITAN EDISON COMPANY

                                          TO

                          IBJ SCHRODER BANK & TRUST COMPANY,
                                                    Trustee.





                                SUPPLEMENTAL INDENTURE






                              Dated as of July 15, 1995







                                   IBJ SCHRODER BANK & TRUST COMPANY
                                   hereby certifies that its Residence
                                   and Post Office Address is
                                   One State Street, Borough of Manhattan,
                                   City of New York, New York   10004

                                   IBJ SCHRODER BANK & TRUST COMPANY




                                   By  Barbara McCloskey





              THIS SUPPLEMENTAL INDENTURE, made as of the fifteenth day  of

          July, 1995, between METROPOLITAN EDISON COMPANY, a corporation of the Commonwealth of  Pennsylvania, hereinafter sometimes referred to  as the "Company", party  of the first  part, and IBJ SCHRODER

          BANK & TRUST  COMPANY, a banking corporation of the  State of New

          York,  as Trustee  under  the Mortgage  hereinafter referred  to,

          hereinafter sometimes referred to as the  "Trustee", party of the second part;

              WHEREAS, the Company has heretofore executed and delivered to

          Guaranty  Trust Company  of New York,  as Trustee,  its Indenture

          dated November 1, 1944 (hereinafter  sometimes referred to as the

          "Original Indenture"), which was duly amended and supplemented by various  indentures  supplemental thereto,  and  which is  hereby further supplemented by this Supplemental Indenture, all of which are herein collectively referred to as the "Mortgage"; and

              WHEREAS,  under date of March 6, 1981, J. Henry Schroder Bank

          &  Trust Company (now IBJ  Schroder Bank &  Trust Company) became successor Trustee under the Mortgage; and

              WHEREAS,  the Company  has entered  into a  Pollution Control

          Facilities Loan Agreement  (hereinafter sometimes referred  to as the "Agreement") dated as  of July 15, 1995 with  the Northampton

          County  Industrial  Development Authority  (hereinafter sometimes referred to as the "Authority"), a public  instrumentality of the

          Commonwealth of  Pennsylvania and  a body corporate  and politic,

          organized  by the  County of  Northampton, Pennsylvania  and duly existing  under the  Pennsylvania Economic  Development Financing

          Law, as amended, pursuant to which the proceeds of the issuance by the Authority of its Pollution Control Revenue Refunding

          Bonds,  1995  Series  A  (Metropolitan  Edison  Company  Project)

          (hereinafter sometimes  referred  to as  the  "Authority  Bonds")

          under  a Trust Indenture dated  as of July  15, 1995 (hereinafter sometimes referred  to as the "Authority  Indenture") between the

          Authority and United States Trust Company of New York, as Trustee

          (hereinafter sometimes  referred to  as the  "Authority Trustee")

          are to be used to provide funds  to pay a portion of the costs of refunding  the  $28,500,000 principal  amount of  the Authority's

          Pollution Control  Revenue  Bonds, 1985  Series  A  (Metropolitan

          Edison  Company   Project)  which  provided   financing  for  the

          acquisition and  construction of  certain  pollution control  and sewage and solid waste disposal facilities (hereinafter sometimes referred  to  as  the  "Project  Facilities")  at  the  Company's

          Portland  Generating Station in Northampton County, Pennsylvania;

          and

              WHEREAS, to  satisfy  obligations under  the  Agreement,  the

          Company desires by this Supplemental Indenture to create, and  to define,  in  so far  as  the same  is  permitted by  the Original

          Indenture,  the form of and certain other matters with respect to the  series  of bonds  to  be issued  under the  Mortgage,  to be designated  "First  Mortgage  Bonds,  6.10% Series  A  due  2021"

          (hereinafter  sometimes referred  to  as the  "bonds  of the  New

          Series"), and to provide  for the issuance thereof only  as fully registered bonds; and

              WHEREAS, all  conditions and  requirements necessary  to make

          this   Supplemental   Indenture  a   valid,  binding   and  legal

          instrument, in accordance  with its terms,  and for the  purposes herein expressed,  have been  done, performed and  fulfilled, and the  execution and delivery hereof, in the form and terms hereof,

          have been in all respects duly authorized:

              NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:  That

          in consideration of  the premises, and  of the sum of  One Dollar

          ($1.00) to the Company duly paid by the Trustee at  or before the ensealing and delivery of these  presents, and for other valuable considerations, the  receipt whereof is  hereby acknowledged, the

          Company hereby covenants and  agrees to and with the  Trustee and its successors in the trusts under the Mortgage, as follows:

                                      ARTICLE I.

                          Creation of First Mortgage Bonds,
                             6.10% Series A due 2021, and
                Specification of Certain Matters with Respect Thereto

              SECTION 1.   The Company  hereby creates a  series of  bonds,

          limited  in principal  amount, as  herein provided, to  be issued under and secured by the Mortgage, and to be designated and to be distinguished  from bonds of all other series by the title "First

          Mortgage Bonds, 6.10% Series A due 2021".

              SECTION  2.    Bonds of  the  New  Series  for the  aggregate

          principal  amount of Twenty-eight  Million Five  Hundred Thousand

          Dollars ($28,500,000)  may forthwith  be executed by  the Company and  delivered to the Trustee  and shall be  authenticated by the

          Trustee  and delivered to  or upon the order  of the Company upon receipt  by  the  Trustee  of the  consideration  and  supporting

          documentation  required  to  be   delivered  to  the  Trustee  in

          connection  with  the  issuance  of  bonds  as  provided  in  the

          Mortgage.

              SECTION 3.   Each bond of  the New Series shall  be dated the

          date  of its  authentication, and  shall bear  interest from  the interest payment date  to which  interest has been  paid or  duly provided  for  with  respect to  bonds  of  the  New Series  next

          preceding   the   date   of  its   authentication,   unless   its

          authentication date  is (i)  an interest  payment  date to  which interest has been paid, in which case it shall be  dated and bear interest from such date, (ii) prior to January 15, 1996, in which case it shall  be dated and bear interest from  July 15, 1995, or

          (iii) after  the last day (other  than a Saturday or  Sunday or a day on  which  the Trustee  is authorized  to be  closed) of  the calendar month next  preceding an interest payment date, in which event it shall be dated and  bear interest from the next interest payment date.  Unless previously redeemed or repurchased pursuant to the  provisions hereof and of  the Mortgage, each  bond of the

          New  Series shall be  payable on July  15, 2021, in  such coin or currency  of  the United  States  of America  as  at the  time of payment is legal  tender for  the payment of  public and  private debts, and shall bear  interest payable in like coin  or currency at the  rate of  6.10% per annum  and from  the respective  dates specified in the  form of  the bonds of  the New Series,  payable semi-annually  on January 15 and July 15 of each year (commencing on  January  15, 1996)  until maturity,  and  at maturity  at the highest  rate of interest borne  by any of  the bonds outstanding under the Mortgage from such date of maturity until they shall be paid  or payment thereof shall  have been duly  provided for, and

          (to the extent that payment of such interest is enforceable under applicable law)  interest on any overdue  installment of interest shall be payable at the highest  rate of interest borne by any of the  bonds outstanding under said  Mortgage.  Except as otherwise provided in  any agreement entered into  as hereinafter provided,

          principal of and interest on the bonds of the New Series shall be payable at the office or agency of the Company in  the Borough of

          Manhattan, The City of New York.

              The  Company  and  the  Trustee  may  enter  into  a  written agreement with an  institutional holder  of any bond  of the  New

          Series providing, so long  as such holder or any  nominee of such holder is the  holder of any such bond, for  payment of principal thereof and interest thereon  to be made by the  Company directly to such holder by  check mailed to an address  specified therefor or  by bank wire  or interbank transfer  of immediately available funds for credit to a bank account specified therefor, or at such other address as such holder shall have designated to the Company and the Trustee in writing for such purpose, in each case without surrender  or presentation  of such  bond to  the Company  or the

          Trustee  or the making of  any notation thereon,  except that any bond to be paid or  redeemed in full shall be surrendered  at the office  or agency of the Company in the Borough of Manhattan, The

          City  of New York for  cancellation in order  to receive payment,

          provided that under  such agreement such holder shall  agree that

          (a) before  disposing of any such  bond, such holder  will make a notation  thereon  of  all  principal  payments  previously  made thereon and  of the date to which  interest thereon has been paid and  (b) such holder will  indemnify the Company  and the Trustee against  any and all costs,  expenses and liabilities arising out of  any payment of principal  of any such  holder's bonds without

          presentment  thereof to  the Trustee.   Any such  agreement shall

          also provide that  the holder  of the bonds  shall, within  three business  days of the payment of principal thereof or of interest thereon or default therein, give to the Trustee written notice of the receipt of the payment of such principal or interest or of a default in such payment, as the  case may be.  The Company hereby authorizes the Trustee (and any paying agent for the bonds of the

          New  Series) to comply with  each such agreement  so delivered to the Trustee,  notwithstanding the provisions of  the Mortgage and of the bonds of the New Series, to place a legend on any bonds of the New Series which are subject to any such agreement describing

          the terms thereof.   The  Trustee shall be  entitled to  presume,

          without any obligation to  verify independently, that the Company has made all payments related to principal (other than payment or redemption in full or repurchase of any bonds of the New  Series)

          and interest on bonds  of the New Series  directly to the  holder thereof  who has entered  into such agreement  unless such holder shall otherwise notify the Trustee.

              The bonds of  the New Series shall be issuable  only as fully registered  bonds in the denominations of $5,000 and any integral multiple thereof, and may be exchanged, in the manner and subject to the limitations provided in the Mortgage, for a like aggregate principal amount of bonds  of the New Series of  other authorized denominations without charge except for any tax or taxes or other governmental charges incident to such exchange.

              Bonds  of the  New Series  are subject  to redemption  at the option of the Company, on any date on or after July 15, 2005,  in whole or in  part by  lot at the  applicable optional  redemption price shown below as  a percentage of the principal  amount, plus interest accrued to the redemption date:

                   Redemption Date               Optional Redemption
                (both dates inclusive)                  Price

          July 15, 2005 through July 14, 2006           102%
          July 15, 2006 through July 14, 2007           101%
          July 15, 2007 and thereafter                  100%

              Bonds of the New Series shall be  redeemable at the option of the Company in whole, at  any time prior to maturity, at  100% of the principal  amount thereof, together with  accrued interest to the  redemption date if  any one or more  of the following events shall

          have occurred, as evidenced in each  case by a certificate of the

          Company  delivered to the Trustee to  the effect that one of such events has  occurred, and  describing the same:  (i) the  Company shall have determined that the continued operation of the Project

          Facilities is impracticable, uneconomical or undesirable  for any

          reason;  or  (ii)  all  or   substantially  all  of  the  Project

          Facilities  shall have  been  condemned or  taken by  a competent authority; or (iii) the operation of the Project Facilities shall have been enjoined or shall have been otherwise prohibited by, or shall conflict with, any order or rule of  any court of competent jurisdiction  or any  federal,  state or  local regulatory  body,

          administrative  agency   or   other  governmental   body   having

          jurisdiction over the Project Facilities.

              Bonds of  the New Series are subject  to mandatory redemption in whole,  or, if less than  all of the Authority  Bonds are then subject  to mandatory redemption pursuant to  Section 6.05 of the

          Authority  Indenture, in part in an amount equal to the Authority

          Bonds then subject  to redemption, upon a  redemption date (which date shall be fixed by the Company, after  receipt by the Trustee and  the  Company  of a  written  demand  for  redemption by  the

          Authority Trustee, in a  written notice mailed by the  Company to the Trustee and to the Authority Trustee at least forty-five (45)

          days  prior to the date so fixed)  which shall be within 120 days

          (or, in the absence of a written notice mailed by the Company, as aforesaid, on the  120th day)  after a final  determination by  a court of  competent jurisdiction or an  administrative agency, to the  effect that,  as a  result of  a failure  by the  Company to observe or  perform any covenant,  condition or agreement  on its part  to  be observed  or performed  under  the Agreement  or the inaccuracy  of  any  representation  by  the  Company  under  the

          Agreement, the interest payable  on Authority Bonds is includable for Federal income  tax purposes  in the  holder's gross  income,

          other  than any holder of  Authority Bonds who  is a "substantial user"  of the Project Facilities or a "related person" within the meaning of Section 147(a)  of the Internal Revenue Code  of 1986,

          as  amended  (the "Code")  to the  extent  necessary in  order to redeem Authority Bonds so that interest payable on  the Authority

          Bonds remaining  outstanding after  such redemption  of Authority

          Bonds  would not, in the  opinion of recognized  bond counsel, be included in the gross  income of any holders, other than a holder of an Authority Bond who  is a "substantial user" of the  Project

          Facilities  or a "related  person" within the  meaning of Section

          147(a)  of  the  Code.     No  determination  by  any   court  or
          administrative  agency  shall  be  considered  final  unless  the

          Company shall  have been given  timely notice  of the  proceeding which  resulted  in  such  determination and  an  opportunity  to participate  in such  proceeding,  either directly  or through  a holder of an Authority Bond, to a degree it  deems sufficient and until the conclusion of any appellate  review or rehearing sought by any party to such proceeding or the expiration of the time for

          seeking such review  or hearing.   The Company  shall not  redeem

          bonds of the  New Series if it receives a written cancellation of the  written demand from the Authority Trustee.  Any such written demand  from the  Authority  Trustee or  a  cancellation of  such written  demand shall  be executed  on behalf  of  such Authority

          Trustee by its President or  a Vice President or a trust  officer and shall be deemed received by the Trustee when delivered at its corporate trust office in  the Borough of Manhattan, The  City of

          New York.  The Trustee  may conclusively rely as to the  truth of the  statements  contained  therein,  upon  any  such  demand  or cancellation.

              Bonds of  the New Series shall be  subject to redemption as a whole, as more fully provided in Section 8.08 of the Mortgage, at

          100%  of  the principal  amount  thereof,  together with  accrued interest to the redemption  date, in the  event (a) that all  the outstanding common stock of the Company shall be acquired by some governmental body  or instrumentality  and the Company  elects to redeem  all the bonds of  all series, the  redemption date in any such event to be not more than one hundred twenty (120) days after the date on which all said stock is so acquired, or (b)

          that  all   or  substantially  all  of   the  mortgaged  property

          constituting bondable property which at the time shall be subject to  the lien of  the Mortgage as  a first lien  shall be released from the lien of the Mortgage pursuant to the provisions thereof,

          and available moneys in  the hands of the Trustee,  including any moneys deposited by  the Company for the purpose,  are sufficient to redeem all  the bonds of  all series at the  redemption prices

          (together  with  accrued  interest  to the  date  of  redemption)

          specified therein  applicable to the redemption  thereof upon the happening of such event.

              Notice with respect to any redemption of the bonds of the New

          Series  shall  be mailed  by the  Company  to the  Authority, the

          Authority Trustee and the  Trustee not less than forty-five  (45)

          days and not  more than ninety (90) days prior  to the redemption date and shall specify  the matters set forth in  the penultimate sentence of  the first paragraph  and, if applicable,  the second sentence of the third  paragraph of Section 8.02 of  the Original

          Indenture.    Each holder  of  bonds of  the  New  Series by  the

          acceptance of such bonds waives the right to any publication of a notice of  such  redemption  in any  newspaper  as  specified  in

          Section 8.02 of the Original Indenture.

              Any redemption of the bonds of the New Series may be effected out of cash deposited pursuant to Sections 5.06, 5.07 and 5.08 or

          Article  IX of the Original  Indenture, the premium,  if any, and accrued interest in case of any such redemption to be provided for by the Company pursuant to the provisions of Section 8.07 of the Original Indenture.

              Bonds  of the New Series  are subject to mandatory repurchase by the Company prior to maturity  at 100% of the principal amount thereof, plus  interest accrued to the repurchase date, in whole,

          upon a  repurchase date (which date shall be fixed by the Company in a written notice mailed  by the Company to the Trustee  and to the  Authority Trustee) which shall be within ten (10) days after receipt by the  Trustee and the Company  of a written  demand for repurchase by  the Authority Trustee, stating  that the principal of  all  Authority Bonds  then  outstanding  under the  Authority

          Indenture has  been declared  to be  immediately due and  payable pursuant to the  provisions of  Section 8.02 thereof,  due to  an event of default under Section 8.01 A, B or C thereof.

              SECTION 4.   So long as  any of the  bonds of the New  Series

          shall  be secured by the lien  of the Mortgage, the term "minimum provision for depreciation" when used  for any purposes under the

          Mortgage and with  reference to any period of time  shall mean an amount computed pursuant to the  provisions of Article I, Section

          5 of the Supplemental Indenture dated March 1, 1952.

              SECTION 5.   So long  as any of the  bonds of the  New Series

          shall be secured  by the lien of the  Mortgage, clause (A)(II) of

          Section 1.06 of the Original Indenture shall be deemed amended as set forth in the quotation  contained in Article I, Section 4  of the Supplemental Indenture dated May 1, 1960.

              SECTION 6.   So long as  any of the  bonds of the  New Series

          shall be secured by the lien of the  Mortgage, the first sentence of Section 5.20 of the Original Indenture shall be deemed amended as set  forth in the quotation contained in  Article I, Section 6 of the Supplemental Indenture dated December 1, 1950.

              SECTION  7. So  long as any  of the  bonds of  the New Series shall be  secured by the lien  of the Mortgage, the  Company will keep  and  perform the  covenants  and  agreements set  forth  in

          Article  I, Section 7 of the Supplemental Indenture dated June 1,

          1957,  irrespective of  whether any  of the  bonds of  the series created by such Supplemental Indenture shall be then outstanding.

              SECTION 8.   So long  as any of the  bonds of the  New Series

          shall  be secured by  the lien of the  Mortgage, the Company will keep  and perform the covenants set forth in Article I, Section 4 of the  Supplemental Indenture dated March  1, 1952, irrespective of  whether any  of  the bonds  of  the  series created  by  such

          Supplemental Indenture shall be then outstanding.

              SECTION  9.     The   Company  covenants  and   agrees  that,

          notwithstanding Section  2.03 of the Original  Indenture, it will not  charge any  sum for  or in  connection with any  exchange or registration of transfer of  any bond of the New Series,  but may require the payment of a sum sufficient to cover any tax or taxes or  other  governmental  charges  incident  to  any  exchange  or registration of transfer thereof.

                                     ARTICLE II.

                         Form of the Bonds of the New Series

              The form  of the bonds  of the New  Series and the  Trustee's authentication  certificate to  be  endorsed thereupon  shall  be substantially as follows,  the denominations and  numbers thereof to be appropriately inserted:

                      [FORM OF FACE OF BONDS OF THE NEW SERIES]

                             METROPOLITAN EDISON COMPANY
                             (Incorporated under the laws
                                        of the
                            Commonwealth of Pennsylvania)

                         FIRST MORTGAGE BOND, 6.10% SERIES A
                                  DUE July 15, 2021

               $                                                  No.

              METROPOLITAN   EDISON   COMPANY,   a   corporation   of   the

          Commonwealth of Pennsylvania  (hereinafter called the "Company"),

          for value received, hereby promises to pay to

               or registered assigns,                            DOLLARS on

          July 15,  2021, at  the office  or agency of  the Company  in the

          Borough  of Manhattan,  The City  of New  York, in  such coin  or currency  of  the United  States  of America  as  at the  time of payment  is legal  tender for  the payment  of public  or private debts, and to  pay interest thereon  semi-annually on January  15 and July 15 of each year (commencing on January 15, 1996), at the rate of 6.10% per annum, at said office or agency in like coin or currency,  from July 15, 1995,  or from the  most recent interest payment date to which interest has been paid or duly provided for with respect to bonds of the aforesaid series (subject to certain exceptions provided in the Mortgage hereinafter mentioned), until this  bond shall  mature,  according to  its  terms or  on  prior redemption, repurchase or by declaration or otherwise, and at the highest  rate of interest borne  by any of  the bonds outstanding under  the  Mortgage  hereinafter  mentioned from  such  date  of maturity  until this  bond shall  be paid  or the  payment hereof shall  have been  duly  provided for,  and  (to the  extent  that payment of such interest is  enforceable under applicable law) to pay  interest on  any  overdue  installment  of interest  at  the highest  rate of interest borne  by any of  the bonds outstanding under said Mortgage.

              Reference is hereby  made to the  further provisions of  this

          bond  set forth on the  reverse hereof.   Such further provisions

          shall for all purposes  have the same effect as  though fully set forth at this place.

              This  bond  shall not  become  valid  or  obligatory for  any

          purpose  until  IBJ  Schroder  Bank   &  Trust  Company,  or  its

          successor, as  Trustee under the Mortgage, shall  have signed the certificate of authentication endorsed hereon.

              IN WITNESS  WHEREOF, METROPOLITAN  EDISON COMPANY has  caused this bond to be signed in its name by its President or one of its

          Vice Presidents and its corporate  seal, or a facsimile  thereof,

          to be affixed hereto and attested  by its Secretary or one of its

          Assistant Secretaries.

          DATED:                                 METROPOLITAN        EDISON

          COMPANY



                                                 By

                                                         Vice President

          ATTEST:




                  Secretary

                    [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE

                             ON BONDS OF THE NEW SERIES]


                         TRUSTEE'S AUTHENTICATION CERTIFICATE




              This  bond  is  one  of  the  bonds,  of  the  series  herein designated, provided for in the within-mentioned Mortgage.



                                  IBJ SCHRODER BANK & TRUST COMPANY,
                                                       Trustee


                                  By
                                             Authorized Officer


                     [FORM OF REVERSE OF BONDS OF THE NEW SERIES]

                             METROPOLITAN EDISON COMPANY
                             (Incorporated under the laws
                                        of the
                            Commonwealth of Pennsylvania)


                FIRST MORTGAGE BOND, 6.10% SERIES A DUE July 15, 2021

              This bond is one of an issue of bonds of  the Company (herein referred  to as  the "bonds"),  not limited  in principal  amount

          except  as   in  the  Mortgage  hereinafter  mentioned  provided,

          issuable  in series, which different series and bonds of the same series  may  mature  at  different times,  may  bear  interest at different  rates,  and  may otherwise  vary  as  in  the Mortgage hereinafter mentioned provided, and  is one of a series  known as its  First Mortgage  Bonds,  6.10% Series  A  due July  15,  2021

          (herein referred to as "bonds of the New Series"), all bonds of all series issued and to be issued under and equally and ratably secured  (except  in so  far as  any  sinking or  analogous fund,

          established  in accordance  with the  provisions of  the Mortgage hereinafter  mentioned, may  afford  additional security  for the bonds of any particular series) by an Indenture dated November 1,

          1944 (herein,  together with all indentures supplemental thereto,

          called the  "Mortgage"), under  which IBJ Schroder  Bank &  Trust

          Company is  successor Trustee (herein called  the "Trustee"), and to  which Mortgage  reference is  made for  a description  of the property mortgaged,  the nature and  extent of the  security, the rights of the holders of the  bonds and of the Company in respect thereof, the rights,  duties and immunities  of the Trustee,  and the terms and conditions upon which the bonds are, and are to be,

          issued and secured.

              The Mortgage  contains provisions  permitting the  holders of not less than  seventy-five per centum (75%) in  principal amount of  all  the  bonds  at  the  time  outstanding,  determined  and

          evidenced as  provided in the   Mortgage,  or in case  the rights

          under the  Mortgage of the holders  of bonds of one  or more, but less  than all,  of  the series  of  bonds outstanding  shall  be affected, then with the  consent of the holders of not  less than

          seventy-five  per  centum  (75%)   in  principal  amount  of  the

          outstanding  bonds of  such one  or more series  affected, except that if any  such action would  affect the bonds  of two or  more series,  the holders  of not  less  than seventy-five  per centum

          (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%)

          in  principal amount of outstanding bonds of each of such series,

          determined  and evidenced as provided  in the Mortgage, on behalf of the  holders of all the bonds, to waive any past default under the Mortgage  and its consequences except a completed default, as defined  in  the  Mortgage, in  respect  of  the  payment of  the principal of or interest on any  bond or default arising from the creation of any  lien ranking prior to or equal  with the lien of the Mortgage on  any of  the mortgaged property,  subject to  the condition that, in  the case the  rights of  the holders of  less than all of the series of bonds outstanding shall be affected, no waiver of any past default or its consequences shall be effective unless approved by the holders of not less than a majority of all the  bonds at the time  outstanding.  The  Mortgage also contains provisions  permitting  the Company  and  the  Trustee, with  the consent of the holders  of not less than seventy-five  per centum

          (75%)   in  principal  amount  of  all  the  bonds  at  the  time

          outstanding,  determined   and  evidenced  as   provided  in  the

          Mortgage, or in case the rights under the Mortgage of the holders of  bonds of one  or more,  but less than  all, of the  series of bonds outstanding shall be affected, then with the consent of the holders  of  not  less  than  seventy-five  per centum  (75%)  in principal amount of  the outstanding  bonds of such  one or  more series  affected, except that if any such action would affect the bonds of  two  or  more series,  the  holders of  not  less  than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-

          five per centum (75%) in principal amount of outstanding bonds of each  of such series, determined and evidenced as provided in the

          Mortgage,  to   execute   supplemental  indentures   adding   any

          provisions to or changing in any manner or eliminating any of the provisions  of the Mortgage or modifying in any manner the rights of  the holders of the bonds and coupons; provided, however, that no  such  supplemental  indenture  shall  (i)  extend  the  fixed maturity  of any bonds, or reduce the  rate or extend the time of payment  of  interest thereon,  or  reduce  the principal  amount thereof,  without the  consent  of the  holder  of each  bond  so affected,  or (ii) reduce the  aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent  of the holders of all  bonds then outstanding, or (iii)  permit the  creation of  any lien  ranking prior to or  equal with the  lien of the Mortgage  on any of  the mortgaged property, or (iv) deprive the holder of any outstanding bond  of  the lien  of  the  Mortgage  on  any of  the  mortgaged

          property.   Any such waiver or consent by the holder of this bond

          (unless effectively revoked as provided in the Mortgage) shall be conclusive  and  binding upon  such  holder and  upon  all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

              No  reference herein to the Mortgage and no provision of this bond or of the  Mortgage shall alter or impair  the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

              The  bonds of  the  New Series  are  issuable only  in  fully registered form and in denominations of $5,000,  and any integral multiple of $5,000.

              In  the manner and subject to the limitations provided in the

          Mortgage,  bonds of  such  series may  be  exchanged for  a  like aggregate  principal amount  of  bonds of  such  series of  other authorized  denominations without  charge except  for any  tax or taxes or other governmental charges incident to such exchange.

              Bonds  of the  New Series  are subject  to redemption  at the option of the Company, on any date  on or after July 15, 2005, in whole or in  part by  lot at the  applicable optional  redemption price shown below as  a percentage of the principal  amount, plus interest accrued to the redemption date:

                   Redemption Date               Optional Redemption
                (both dates inclusive)                  Price

          July 15, 2005 through July 14, 2006           102%
          July 15, 2006 through July 14, 2007           101%
          July 15, 2007 and thereafter                  100%

              Bonds  of the New Series shall be redeemable at the option of the Company  in whole, at any  time prior to maturity  at 100% of the principal  amount thereof, together with  accrued interest to the redemption  date if any one  or more of  the following events shall have occurred, as  evidenced in each case by  a certificate of the Company delivered to the Trustee to the effect that one of such events  has  occurred,  and describing  the  same:  (i)  the

          Company shall have determined that the continued operation of the pollution control and sewage  and solid waste disposal facilities

          (the  "Project Facilities") which are  the subject of a Pollution

          Control Facilities  Loan Agreement (the "Agreement")  dated as of

          July  15, 1995 entered into  by the Company  with the Northampton

          County  Industrial Development  Authority  (the  "Authority")  is

          impracticable,  uneconomical or  undesirable for  any reason;  or

          (ii) all  or substantially  all of  the Project  Facilities shall have been condemned or  taken by a competent authority;  or (iii)

          the operation of the Project  Facilities shall have been enjoined or shall  have been otherwise  prohibited by,  or shall  conflict with, any order or rule of any court of competent jurisdiction or of any  federal, state  or local regulatory  body, administrative agency or  other governmental  body having jurisdiction  over the

          Project Facilities.

              Bonds of the  New Series are subject to  mandatory redemption in whole,  or, if less than  all of the Authority  Bonds are then subject to  mandatory redemption pursuant to Section  6.05 of the

          Authority  Indenture, in part in an amount equal to the Authority

          Bonds  then subject to redemption, upon  a redemption date (which date shall be fixed by the Company,  after receipt by the Trustee and  the  Company  of a  written  demand  for  redemption by  the

          Authority Trustee, in a  written notice mailed by the  Company to the Trustee and to the Authority Trustee at least forty-five (45)

          days prior to the date  so fixed) which shall be within  120 days

          (or, in the absence of a written notice mailed by the Company, as aforesaid, on the 120th day) after a final determination by a court of  competent jurisdiction or an  administrative agency, to the  effect that,  as a  result of  a failure  by the  Company to observe  or perform any  covenant, condition or  agreement on its part  to  be observed  or performed  under  the Agreement  or the inaccuracy  of  any  representation  by  the  Company  under  the

          Agreement, the interest payable  on Authority Bonds is includable for Federal  income tax  purposes in  the holder's  gross income,

          other  than any holder of  Authority Bonds who  is a "substantial user"  of the Project Facilities or a "related person" within the meaning of Section 147(a)  of the Internal Revenue Code  of 1986,

          as  amended  (the "Code")  to the  extent  necessary in  order to redeem Authority Bonds so that interest payable  on the Authority

          Bonds remaining  outstanding after  such redemption  of Authority

          Bonds  would not, in the  opinion of recognized  bond counsel, be included in the gross income of any holders, other  than a holder of an Authority Bond who  is a "substantial user" of  the Project

          Facilities or a  "related person" within  the meaning of  Section

          147(a)  of  the  Code.     No  determination  by  any   court  or

          administrative  agency  shall  be  considered  final  unless  the

          Company shall  have been  given timely  notice of the  proceeding which  resulted  in  such  determination and  an  opportunity  to participate  in such  proceeding,  either directly  or through  a holder of an Authority Bond, to a degree  it deems sufficient and until  the conclusion of any appellate review or rehearing sought by any party to such proceeding or the expiration of the time for
          seeking such review  or hearing.   The Company  shall not  redeem

          bonds of the New Series if it receives  a written cancellation of the  written demand from the Authority Trustee.  Any such written demand from  the  Authority Trustee  or  a cancellation  of  such written demand  shall be  executed on  behalf  of such  Authority

          Trustee by its President or  a Vice President or a  trust officer and shall be deemed received by the Trustee when delivered at its corporate trust office in  the Borough of Manhattan, The  City of

          New  York.  The Trustee may conclusively  rely as to the truth of the  statements  contained  therein,  upon  any  such  demand  or cancellation.

              Bonds  of the New Series shall be  subject to redemption as a whole, as more fully provided in Section 8.08 of the Mortgage, at

          100%  of  the principal  amount  thereof,  together with  accrued interest to  the redemption date, in  the event (a) that  all the outstanding common stock of the Company shall be acquired by some governmental body  or instrumentality  and the Company  elects to redeem all  the bonds of all  series, the redemption date  in any such event  to be not more than one hundred twenty days after the date on which all said stock  is so acquired, or (b) that  all or

          substantially  all  of   the  mortgaged  property   (constituting

          bondable property as defined  in the Mortgage) which at  the time shall be  subject to  the lien  of the Mortgage  as a  first lien shall be released from the  lien of the Mortgage pursuant to  the provisions  thereof, and  available moneys  in  the hands  of IBJ

          Schroder Bank & Trust Company, or its successor, as Trustee, including any moneys deposited by the Company for the purpose,

          are sufficient  to  redeem all  the bonds  of all  series at  the redemption prices (together  with accrued interest to the date of

          redemption)  specified  therein  applicable  to   the  redemption

          thereof upon the happening of such event.

              Notice with respect to any redemption of the bonds of the New

          Series  shall  be mailed  by the  Company  to the  Authority, the

          Authority Trustee  (as defined  hereinbelow) and the  Trustee not

          less   than forty-five  (45) days and  not more than  ninety (90)

          days prior  to the redemption date  and shall specify the matters set forth in the penultimate sentence of the first paragraph and,

          if  applicable, the  second sentence  of the  third  paragraph of

          Section 8.02 of the Original Indenture.  Each  holder of bonds of the New Series by  the acceptance of such bonds  waives the right to  any publication  of  a  notice  of  such  redemption  in  any newspaper as specified in Section 8.02 of the Original Indenture.

              Redemption  of the bonds of  the New Series  may be effected,

          out of cash deposited  pursuant to Sections 5.06, 5.07  and 5.08,

          and Article IX of the Mortgage, the premium, if any,  and accrued interest in  case of any such  redemption to be paid  out of cash deposited by the Company for the purpose.

              The Mortgage provides that any notice of  redemption of bonds may state that  it is  subject to the  receipt of the  redemption moneys  by the Trustee before  the date fixed  for redemption and such notice shall be of no effect unless such moneys are received before such date.

              The Mortgage provides that if  the Company shall deposit with the Trustee in trust for the purpose, funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption and premium,  if any, thereon, and all interest payable on such bonds

          (or portions) to the date on which they become due and payable at maturity or upon  redemption or otherwise, and complies  with the other provisions  of the Mortgage  in respect thereof,  then from the date of such deposit such bonds (or portions) shall no longer be secured by the lien of the Mortgage.

              The Mortgage provides that, upon any partial redemption  of a fully  registered  bond,  upon  surrender  thereof  endorsed  for transfer,  new  bonds  of  the  same  series  and  of  authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor.

              The  principal hereof may be declared or may become due prior to the express date of the  maturity hereof on the conditions, in the manner  and at the time  set forth in the  Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

              Bonds  of the New Series  are subject to mandatory repurchase by the Company prior to maturity at 100% of the principal  amount thereof, plus  interest accrued to the repurchase date, in whole,

          upon a repurchase date (which date shall be  fixed by the Company in a written notice mailed  by the Company to the Trustee  and to the Authority Trustee) which shall be within ten (10) days after receipt by the Trustee and the Company of a written demand for repurchase by  the Authority Trustee, stating  that the principal of  all  Authority Bonds  then  outstanding  under the  Authority

          Indenture  has been declared  to be  immediately due  and payable pursuant to the  provisions of  Section 8.02 thereof,  due to  an event of default under Section 8.01 A, B or C thereof.

              No recourse shall be had for  the payment of the principal or interest  on this  bond,  or  for  any  claim  based  hereon,  or otherwise in  respect hereof,  or based on  or in respect  of the

          Mortgage or under  or upon any obligation,  covenant or agreement contained in the Mortgage, against any incorporator, or any past,

          present or  future subscriber to the  capital stock, stockholder,

          officer   or  director,  as  such,  of  the  Company  or  of  any

          predecessor or successor corporation,  either directly or through the Company  or any  predecessor or successor  corporation, under any present or future rule of law, statute or  constitution or by

          the  enforcement  of  any   assessment  or  otherwise,  all  such

          liability of incorporators,  subscribers, stockholders,  officers and directors, as such,  being waived and released by  the holder and  owner  hereof  by the  acceptance  of  this  bond and  being likewise waived and released by the terms of the Mortgage.

                                     ARTICLE III.

                       Subjecting Certain Property Specifically
                             to the Lien of the Mortgage

              AND THIS  SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:  That in

          consideration  of  the premises,  and of  the  sum of  One Dollar

          ($1.00) to  the Company duly paid by the Trustee at or before the ensealing  and  delivery of  these presents,  Metropolitan Edison

          Company  has  granted,   bargained,  sold,  aliened,   enfeoffed,

          released, conveyed, assigned, transferred, pledged, set over  and confirmed,  and  by these  presents  does  grant, bargain,  sell,

          alien, enfeoff,  release, convey,  assign, transfer, pledge,  set over  and confirm,  unto IBJ  Schroder Bank  & Trust  Company, as

          Trustee,  and to its successors  and assigns forever,  all of the following described property, to wit:

              All   property,  real,  personal   and  mixed,  tangible  and

          intangible,  owned by  the  Company,  or  in  which  it  owns  an interest, on the date of the execution hereof, or (subject to the provisions of Article XIII of  the Mortgage) which may  hereafter

          be  acquired  by  it,   wheresoever  situate,  and  necessary  or

          appropriate  to  the public  utility  plant and  business  of the

          Company  and to  its operation  as a  going concern,  except such property as  is hereinafter expressly excepted  and excluded from

          the lien and operation of the Mortgage.       The        property

          covered by the  lien of the Mortgage  shall include particularly,

          among other property, without prejudice to the generality  of the language  hereinbefore  or hereinafter  contained,  the following described property:

                              WHITEFORD SUBSTATION SITE

              ALL  THAT  CERTAIN   tract  of  land   in  the  Township   of

          Sprinettsbury, County  of York and  Commonwealth of Pennsylvania,

          being the  same premises  granted and conveyed  unto Metropolitan

          Edison Company by York Zamias  Limited Partnership, by Deed dated

          February 6, 1990,  and recorded  in Record Book  105N, page  731,

          York County Records.

                            SEVENTH STREET SUBSTATION SITE

              ALL  THOSE CERTAIN lots  or pieces of  ground in  the City of

          Reading, County of Berks  and Commonwealth of Pennsylvania, being the same premises granted and conveyed unto  The Reading Electric

          Light and Power Company by:

              (1)  Arthur V. Arrowsmith  and Mary Arrowsmith,  his

                   wife, by Deed dated  May 28, 1891, and recorded

                   in Deed Book Volume 210, page 415, Berks County

                   records; and

              (2)  Andrew  J. Hain  and Ellen  Hain, his  wife, by

                   Deed dated  October 15, 1885,  and recorded  in

                   Deed  Book Volume  164, page 180,  Berks County

                   Records; and

              (3)  George  Culver and  Ella Culver,  his wife,  by

                   Deed dated  December 5,  1890, and  recorded in

                   Deed Book Volume  191, page  553, Berks  County

                   Records; and

              (4)  Sarah A. Heck, by Deed dated February 27, 1886,

                   and recorded in Deed  Book Volume 167, page 25,

                   Berks County Records; and

              (5)  Anna   E.  Clymer,  widow  of  William  Clymer,

                   deceased,  by Deed  dated  June  16, 1893,  and

                   recorded  in  Deed Book  Volume 222,  page 119,

                   Berks County Records.

              The Reading Electric Light and Power Company conveyed all its real  property unto  Metropolitan  Edison Company  by Deed  dated

          October  16, 1967, and recorded May 5,  1993 in Record Book 2412,

          page 1638, Berks County Records.

              (Formerly  all  the above  real  property was  leased  by The

          Reading Electric Light and Power Company to Metropolitan Electric

          Company (to which the  Company is successor) and was  included in

          Indenture dated November 1, 1944 and therein identified as Parcel

          Number Thirty-Four.)

                     THREE MILE ISLAND EMERGENCY OFFSITE FACILITY

              ALL  THAT  CERTAIN   tract  of  land   in  the  Township   of

          Susquehanna, County of Dauphin and Commonwealth  of Pennsylvania,

          being the  same premises  granted and conveyed  unto Metropolitan

          Edison Company,  et al, by Dauphin  County Industrial Development

          Authority, by Deed dated December 20, 1993,  and recorded January

          6, 1994 in Record Book 2143, page 74, Dauphin County Records.

                                       SECOND.

              Also  all  power  houses,  plants,   buildings,  distributing

          stations, substations, transforming stations and other structures for  or used  for  or intended  for use  in  connection with  the

          manufacture,   generation,   transmission   or    furnishing   of

          electricity, and  the machinery, fixtures, fittings and equipment thereof or  appurtenant thereto, including, without  limiting the generality  of the  foregoing,  all  dynamos, engines,  turbines,

          boilers, pumps, generators, transformers, converters, regulators,

          exciters, meters,  shafting and  belting and all  other apparatus and appliances for generating or producing electricity, which are owned by the Company, or in which it owns an interest, on the date of the execution hereof or (subject to the provisions of

          Article  XIII of the Mortgage) which may be hereafter acquired by it,  wheresoever situate,  and  necessary or  appropriate to  the public  utility  plant and  business of  the  Company and  to its operation  as  a  going  concern,  except  such  property  as  is hereinafter  expressly excepted  and excluded  from the  lien and operation of the Mortgage.

                                       THIRD.

              Also  all  transmission and  distribution lines  and systems,

          whether  underground, surface  or overhead,  for or  used for  or

          intended  for  use  in   connection  with  the  transmission  and

          distribution of electricity, and the conduits, poles, cross arms,

          insulators, transformers, cables, wires, meters, fixtures, tools,

          supplies  and  all  other   apparatus  and  appliances  connected

          therewith or appurtenant thereto which are  owned by the Company,

          or  in which it  owns an interest,  on the date  of the execution hereof  or  (subject to  the provisions  of  Article XIII  of the

          Mortgage) which may be hereafter acquired by it.

                                       FOURTH.

              Also   all   franchises,  immunities,   privileges,  permits,

          licenses, easements and rights  of way authorizing, permitting or facilitating the erection, maintenance or operation upon, over or under any streets, avenues, highways, alleys, lanes, walks, parks and  other  public places  in  any county,  city,  borough, town,

          township  or village, or upon, over or under any private property

          of  poles,  towers,  wires,   conduits,  mains,  pipes  or  other
          structures or  apparatus for the transmission  or distribution of electricity or  otherwise relating to the  business of producing,

          transmitting and distributing electricity, which are owned by the

          Company, or  in which it  owns an  interest, on the  date of  the execution hereof or (subject to the provisions of Article XIII of the Mortgage) which may be hereafter acquired by it.

                               GENERAL SUBJECT CLAUSES.

              SUBJECT,  HOWEVER,   to  the  reservations,   mining  rights,

          exceptions, conditions, limitations and restrictions contained in the several deeds, franchises  and contracts or other instruments through which the Company  acquired or claims title to  or enjoys

          the  use   of  said   properties;  to  statutory   and  municipal

          requirements relating to land and buildings; to the rights of the public and others in streets, roads and highways, opened, or laid out but unopened, crossing  or bounding any of the  said parcels;

          to the rights of owners abutting thereon in any  stream, drain or ditch crossing or bounding any of the said parcels; to the rights of the  Commonwealth of Pennsylvania in  and to any of  the lands located  in  any  streams or  rivers  abutting  any  of the  said parcels; and to the rights of electric, gas, telephone, telegraph and pipeline companies to maintain and operate pole lines and gas and  petroleum products, mains and  pipes over or  through any of the  said parcels  or on  or in  the streets,  roads  or highways abutting thereon as the  same existed at the time  of acquisition of said parcels by  the Company; and to any  easements visible on the ground at the time of  such acquisition, but not evidenced by recorded agreements or grants.

                                  EXCEPTED PROPERTY.

              EXPRESSLY  EXCEPTING   AND  EXCLUDING,  HOWEVER,   from  this

          Supplemental Indenture  and from  the lien and  operation hereof,

          all  property of every kind  and type excepted  and excluded from the Mortgage by  subdivisions II  (to the extent  that such  real estate is still owned by  the Company) and III under  the heading

          "Excepted  Property" therein  to the  extent there  indicated and reference  is hereby  made  to said  Mortgage  for a  description thereof.

              TOGETHER  WITH all and  singular the tenements, hereditaments and appurtenances  belonging or in  any wise appertaining  to the property covered by this Supplemental Indenture or intended so to be, or  any  part thereof,  with  the reversion  and  reversions,

          remainder  and  remainders  and  (subject to  the  provisions  of

          Section 9.01 of the Mortgage) the tolls, rents, revenues, issues,

          earnings,  income,  product  and  profits thereof,  and  all  the estate, right, title and interest and claim whatsoever, at law as well as  in equity, which  the Company  now has or  may hereafter acquire  in and  to  the property  covered  by this  Supplemental

          Indenture or intended so to be and every part and parcel thereof.

              TO HAVE AND TO HOLD the property covered by this Supplemental

          Indenture or intended so to be to the Trustee, its successors and

          assigns,  forever,   upon  and  subject  to   the  trusts,  uses,

          conditions, covenants and provisions of the Mortgage.

                                     ARTICLE IV.

                                    Miscellaneous

              SECTION 1.   The Trustee,  for itself and  its successors  in

          said  trusts,  hereby   accepts  the  conveyance,   transfer  and

          assignment  of  the  property   included  in  this   Supplemental

          Indenture  upon the trusts, terms and conditions expressed in the

          Mortgage.

              SECTION  2.   In  addition to  any  other credit,  payment or

          satisfaction to which the  Company is entitled in respect  of the bonds of the New Series, the Company shall be entitled to credits against  amounts otherwise payable in respect of bonds of the New

          Series  in an amount corresponding to the principal amount of any

          Authority  Bond  surrendered  to  the Authority  Trustee  by  the

          Company or the Authority, or purchased  by the Authority Trustee,

          for  cancellation and the amount  of money held  by the Authority

          Trustee and available and  irrevocably designated for the payment of principal  or redemption  price  of, and/or  interest on,  the

          Authority Bonds, other than payments  of principal or interest on the  Authority Bonds  made  under the  Bond Insurance  Policy (as defined  in the  Authority Indenture)  and the  Authority Trustee

          shall make  notation on the bonds  of the New Series  of any such credit.

              SECTION   3.      This   Supplemental   Indenture  shall   be

          simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

              SECTION  4.  The recitals of fact contained herein and in the bonds  of the New Series (other than the Trustee's certificate of authentication) shall be taken  as the statements of the  Company and the Trustee assumes no responsibility  for the correctness of the same.

              IN WITNESS WHEREOF, METROPOLITAN EDISON COMPANY, party of the first part, has caused this instrument  to be signed in its  name and  behalf  by a  Vice President  and its  corporate seal  to be hereunto affixed and attested by its Secretary, and  IBJ SCHRODER

          BANK  & TRUST COMPANY, party of the  second part, in token of its

          acceptance  of   the  trust  hereby  created,   has  caused  this

          instrument  to be signed in  its name and  behalf by an Assistant

          Vice  President and its corporate seal to be hereunto affixed and attested by  its  corporate  seal  to  be  hereunto  affixed  and attested by its Assistant Secretary,  all as of the day  and year first above written.



                                           METROPOLITAN EDISON COMPANY



                                           By
                                             R.S. Zechman, Vice President

          Attest:



          W. C. Matthews, Secretary

          Signed, sealed and delivered by said
          Metropolitan Edison Company in the
          presence of:  Jeffrey A. Franklin
                        Eleanor C. Reed

                             IBJ SCHRODER BANK & TRUST COMPANY



                             By
                                  Barbara    McCloskey,   Assistant    Vice
          President


          Attest:


          Kerry A. Monaghan, Assistant Secretary

          Signed, sealed and delivered by said
          IBJ Schroder Bank & Trust Company
          in the presence of:



          COMMONWEALTH OF PENNSYLVANIA    )
                                          : ss.
          COUNTY OF BERKS                 )


              On the         day of July, 1995, before me, a Notary  Public
          of the State and County aforesaid, the undersigned officer, personally appeared R. S. ZECHMAN, who, being by me duly sworn, acknowledged himself to be a Vice President of Metropolitan Edison Company, a corporation, and that he as such Vice President of the said corporation, being duly authorized to do so, executed the foregoing Supplemental Indenture for the purposes therein contained by signing the name of the corporation by himself as Vice President.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                       Kathryn M. Zweizig





          STATE OF NEW YORK       )
                                  : ss.
          COUNTY OF KINGS         )


              On the 24th day of July, 1995, before me, a Notary Public of the State and County aforesaid, the undersigned officer, personally appeared BARBARA MCCLOSKEY, who, being by me duly sworn, acknowledged herself to be Assistant Vice President of IBJ SCHRODER BANK & TRUST COMPANY, a corporation, and that she as such Assistant Vice President of the said corporation, being duly authorized to do so, executed the foregoing Supplemental Indenture for the purposes therein contained by signing the name of the corporation by herself as Assistant Vice President.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        Jane Shaheen